Exhibit 5








                [SHAW, PITTMAN, POTTS & TROWBRIDGE LETTERHEAD]





















                                January 17, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


               Re:  Applied Bioscience International Inc.
                    -------------------------------------
                    Registration Statement on Form S-8
                    ----------------------------------


Ladies and Gentlemen:

          We have acted as counsel to Applied Bioscience International Inc., a Delaware corporation (the "Company"), in connection with the registration of 65,624 shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), the Applied Bioscience International Inc. Executive Retirement Plan (the "Plan"), and the executive retirement agreements of Geoffrey Hogan and John Timoney, as amended (the "Agreements").

          We have participated in the preparation of the Registration Statement by the Company filed with the Securities and Exchange Commission under the Securities Act. We also have examined such documents and instruments as we determined to be necessary in order to render our opinion.

          Based on the foregoing and subject to the following limitations, we are of the opinion that the Common Stock has been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Plan and the Agreements referred to in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.





















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SHAW, PITTMAN, POTTS & TROWBRIDGE
  A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
     Securities and Exchange Commission
     January 17, 1996
     Page 2




          The foregoing opinion is, with your concurrence, predicated upon and qualified by the following:

          a. The foregoing opinion is based upon and limited to the laws of the State of Delaware, excluding the choice of law provisions thereof, and we render no opinion with respect to the laws of any other jurisdiction.

          b. Our opinion letter is based upon and limited to laws and regulations as in effect on the date of this letter. We assume no obligation to update the opinions set forth herein.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                             Very truly yours,




                                         /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE

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